Exhibit 32
                                                      Section 1350 Certification


                         STATEMENT FURNISHED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     The undersigned are the Chief Executive Officer or Principal Executive Officer and the Chief Financial Officer Principal Accounting Officer of Cirmaker Technology Corporation. This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Annual Report on Form 10-KSB of Cirmaker Technology Corporation for the year ended
December 31, 2003.

     The undersigned certifies that such 10-KSB Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-KSB Report fairly presents, in all material respects, the financial condition and results of operations of Cirmaker Technology Corporation as of December 31, 2003.

This Certification is executed as of April 26, 2004.



 By:    /s/ Bill Liao
 -----------------------------------------
Name:  Bill Liao
Title: Chief Executive Officer
(Principal Executive Officer)



 By:    /s/ Hong Juin Chang
 -----------------------------------------
Name: Hong Juin Chang
Title: Chief Financial Officer
(Principal Financial and Accounting Officer))



A signed original of this written statement required by Section 906 has been provided to Cirmaker Technology Corporation and will be retained by Cirmaker and furnished to the Securities and Exchange Commission or its staff upon request.